UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 20, 2024
Date of Report (date of earliest event reported)
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BLADE AIR MOBILITY, INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-39046 (Commission File Number)	84-1890381 (I.R.S. Employer Identification Number)
55 Hudson Yards, 14th Floor New York, NY 10001
(Address of principal executive offices and zip code)
(212) 967-1009
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BLDE	The Nasdaq Stock Market
Warrants, each exercisable for one share of Common Stock at a price of $11.50	BLDEW	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 - Other Events.

On March 20, 2024, the Company announced that its board of directors (the “Board”) approved a share repurchase program (the “Share Repurchase Program”) pursuant to which the Company is authorized to repurchase up to $20.0 million shares of the Company's Class A common stock. The Share Repurchase Program is effective immediately, will expire on March 31, 2025, and is expected to be funded using the Company’s cash on hand and cash from operations.

Repurchases under the Share Repurchase Program may be made, from time to time, in amounts and at prices the Company deems appropriate. Repurchases by the Company under the Share Repurchase Program will be subject to general market and economic conditions, applicable legal requirements and other considerations, and the Share Repurchase Program may be suspended, modified or discontinued by the Board at any time without prior notice at the Company’s discretion.

Item 9.01 - Financial Statements and Exhibits
(d) The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Press Release, dated March 20, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLADE AIR MOBILITY, INC.

Date: March 20, 2024	By:	/s/ William A. Heyburn
	Name:	William A. Heyburn
	Title:	Chief Financial Officer